                                                                   EXHIBIT 10.32

                                   AGREEMENT
                                   ---------

     This Agreement (hereinafter the "Agreement") is entered into this 29th day of July, 1997 by and between Dwain A. Newman and Glenda R. Newman, husband and wife (hereinafter the "Newmans," "Lessors," or "Sellers"), National Home Centers, Inc., an Arkansas corporation, its officers, directors, representatives, successors and assigns (hereinafter "National", "Lessee" or "Sublessor"), and Advanced Environmental Recycling Technologies, Inc., a Delaware corporation, its officers, directors, representatives, successors, guarantors and assigns (hereinafter, collectively, "AERT", "Sublessee," or "Purchaser").

     WITNESSETH:

     WHEREAS, the Newmans are the owners of a certain parcel of improved real property which is located at 801 N. Jefferson Street, Springdale, Washington County, Arkansas (hereinafter the "Subject Property"), which shall be deemed to include the real property described in "Exhibit A" attached hereto and made a part hereof, and as amended, and the improvements (building, security system and fire protection sprinkler system) thereon; and

     WHEREAS, National is the lessee of the subject property from the Newmans under a certain lease dated June 1, 1992, a copy of which is attached hereto as "Exhibit B" and made a part hereof; and

     WHEREAS, AERT desires to purchase the subject property from the Newmans, or, in the alternative, to sub-lease the subject property from National with the option to purchase the subject property from the Newmans during the term of the sublease; and

     WHEREAS, the Newmans, National and AERT now mutually desire to enter into this Agreement whereby AERT shall either purchase the subject property from the Newmans in accordance with the terms and conditions set forth below, or AERT shall sublease the subject property from National, with an option to purchase the subject property, according to the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.   INITIAL DEPOSIT.
---------------------

     Upon the execution of this Agreement by the parties hereto, AERT shall submit to the Newmans an initial deposit of $15,000.00 (hereinafter the "Initial Deposit") to be held by the Newmans as a "security deposit" and to be used by the Newmans to pay for the erection of a fence on the subject property along the drainage ditch to the railroad tracks, then back to the building, said fence being erected at the direction of, and for the benefit of AERT. AERT shall cause the fence to be erected on the subject property to their desired specifications and shall submit the invoice(s) to the Newmans for payment. Upon submitting invoices to the Newmans for payment, AERT shall sign the invoice which shall indicate that the labor performed and materials received to erect the fence are satisfactory to AERT and the Newmans shall then pay the invoice within three (3) business days. In the event that the cost to erect the fence is in excess of the initial deposit, AERT will deposit such additional sum with the Newmans as is necessary to completely pay for the erection of the fence. This initial deposit shall be non-refundable and shall be retained by the Newmans to the extent that the fence costs less to erect than the amount of the initial deposit, if any. Notwithstanding the preceding sentence, in the event that AERT elects to purchase the subject property from the Newmans in accordance with the terms and conditions set forth below, then the remaining portion of the initial deposit, if any, shall be applied to the purchase price of the subject property at Closing, which shall be defined as the time at which the Newmans and AERT enter into a purchase and sale transaction involving the property described in Exhibit "A" hereto, if applicable.

2.   PURCHASE VS. LEASE WITH OPTION TO PURCHASE.
------------------------------------------------

     The parties hereto agree that AERT, prior to September 1, 1997, shall elect to either purchase the subject property from the Newmans in accordance with the terms and conditions set forth below, or, in the alternative, to sublease the subject property from National, with an option to purchase the subject property from the Newmans in accordance to the terms and conditions set forth below.

     (a) PURCHASE OPTION. In the event that AERT elects to purchase the subject property from the Newmans, it shall be on the following terms and conditions:

          (i) PURCHASE PRICE. The purchase price for the property, together with improvements thereon, shall be $1,800,000.00, unless discounted in strict accordance with sub-paragraph (iv), below;

          (ii) PAYMENT TERMS. AERT shall pay at Closing, as a down-payment against the purchase price, the sum of $235,000.00, and shall execute and deliver a promissory note to the Newmans in the principal amount of $1,565,000.00 (less the remaining amount of the initial deposit), said principal amount bearing interest at the rate of 9.00% per annum until maturity, and interest thereafter at the maximum legal rate. The term of the promissory note shall be for a period of five (5) years, shall be in the form of "EXHIBIT C" attached hereto and shall be payable as follows:

                                (A) $12,000.00 per month for the first 6 months
                                    of the note;
                                (B) $14,000.00 per month for the next 18 months
                                    of the note;
                                (C) $19,000.00 per month for the remaining 36
                                    months of the note; and
                                (D) a balloon payment for the remaining balance
                                    of the note, together with accrued interest and accrued but unpaid principal, payable on or before the maturity date.

                 (iii) VALID, FIRST PRIORITY MORTGAGE, AS SECURITY. At Closing, AERT shall execute and deliver a valid and binding first mortgage, in the form attached hereto as "Exhibit D" hereto and made a part hereof, said mortgage being security for payment of the promissory note described above.

                 (iv) EARLY PAYOFF INCENTIVE. If AERT is able to obtain financing and pays the balance owing on the promissory note, together with accrued interest and principal, on or before the expiration of one (1) year, or twelve (12) months, from Closing, then the Newmans shall reduce the purchase price by $100,000.00, thereby effectively reducing the purchase price from $1,800,000.00 to $1,700,000.00. This "early payoff incentive" shall only be effective for a period of one year, or twelve (12) months, from the date of Closing and shall only apply to this Purchase Option, and not to the Option to Purchase under a sublease of the subject property, as set forth in sub-paragraph 2(b)(ii)(A) below.

     (b)  SUBLEASE, WITH OPTION TO PURCHASE AND OPTION TO RE-LEASE.

          (i) THE NEWMAN LEASE. National is the Lessee of the subject property, pursuant to a certain Lease Agreement by and between National, as Lessee, and Dwain A. Newman and Glenda R. Newman, as Lessors, said lease being dated June 1, 1992, a copy of which is attached hereto as "Exhibit B" and made a part hereof (the "Newman Lease"). If AERT elects to sublease the subject property from National rather than purchase the subject property from the Newmans, then AERT agrees to specifically assume the duties and obligations of National under the Newman Lease, except to the extent and on the terms set forth in the Sublease attached hereto as "Exhibit H" and made a part hereof which are contrary to the terms of the Newman Lease. Of particular importance are the following terms of the Sublease:

                 (A) the Sublease shall be at the lease rate of $19,000.00 per month;

                 (B) the term of the sublease shall be for sixty (60) months starting on September 1, 1997;

                 (C) the first month's lease payment and the last month's lease payment shall be due at the inception of the lease;

                 (D) the Sublease shall have an Option to Purchase and an Additional Option to Purchase; and

                 (E)  the Sublease shall have an Option to Re-Lease.

          (ii) OPTION TO PURCHASE. AERT shall have the option, for the entire term of the sublease, to purchase the subject property from the Newmans at the purchase price of $1,800,000.00 by presenting payment in the full amount of the purchase price.

                 (A) Early Purchase Incentive. The Newmans agree to offer an "early purchase incentive" to AERT to exercise its option to purchase the subject property during the first two (2) years, or twenty-four (24) months, of the sublease. If AERT is subleasing the subject property from National and elects to exercise its option to purchase the subject property from the Newmans, and closes the purchase transaction within two (2) years from the inception of the sublease, then the Newmans agree to reduce the purchase price by $3,000.00 for each and every month that the sublease has been in effect (e.g. if the sublease has been in existence for 18 months at the time of the closing of a purchase by AERT of the subject property, then AERT would get a credit of $54,000.00 toward the purchase price). This "early payoff incentive" from lease payments is offered only in conjunction with the Option to Purchase under the Sublease, shall only be effective for a period of two (2) years from the inception of the Sublease and shall not apply to the Purchase Option set forth in sub-paragraph 2(a)(iv), above, or the Additional Option to Purchase set forth in sub-paragraph 2(b)(v).

                 (B) Initial Deposit Credit. The remainder of the $15,000.00 initial deposit, if any, shall also be credited to the purchase price of the subject property if AERT exercises its option to purchase the subject property hereunder. If AERT fails to exercise its option to purchase the subject property, then the remainder of the initial deposit shall be deemed forfeited by AERT to the Newmans.

          (iii) OPTION TO RE-LEASE. In the event that AERT subleases the subject property from National and elects not to exercise its option to purchase the subject property within the term of the sublease, then AERT shall have the option to lease the subject property from the Newmans for an additional five (5) year term, upon the same terms and conditions as the Sublease, but at an increased lease rate of $22,000.00 per month. AERT shall have the option to purchase the subject property from the Newmans during this additional five (5) year term at the price of $1,800,000.00, with no applicable early purchase incentives.

          (iv) NEWMAN'S OPTION TO BUY-OUT NATIONAL'S INTEREST. Notwithstanding any provision to this Agreement to the contrary, the Newmans shall have the option, in their sole and absolute discretion, to buy out any and all interest(s) interests of National under this Agreement or any other agreements, documents, or instruments created hereunder, in which case the Newmans' and National's rights, duties, obligations and interests hereunder shall merge and AERT's rights, duties, obligations and interests shall survive such buy out and this agreement shall continue in full force and effect between the Newmans and AERT. This option may be exercised by the Newmans at any time during the term of this Agreement and/or the Sublease.

          (v) ADDITIONAL OPTION TO PURCHASE. In addition to, and not in lieu of the Option to Purchase under the Sublease, as set forth in paragraph 2(b)(ii) above, AERT shall also have the option to Sublease the subject property from National in accordance with paragraph 2(b)(i) above and shall have the option, up to and including October 1, 1997, to purchase the subject property by delivering the down payment to the Newmans in the amount of $235,000.00. If AERT exercises the option to purchase under this sub-paragraph, then the remainder of the initial deposit shall be applied to the principal amount of the purchase price remaining as of the Closing Date, or October 1, 1997, whichever occurs first. There shall also be applied to the principal amount remaining of the purchase price at closing the $19,000.00 security deposit under the sublease (final month's rent), plus, in the event that AERT exercises this option to purchase prior to October 1, 1997, National shall apply the prorated portion of the September, 1997 lease payment to the principal remaining owing to the Newmans on the purchase price as of the Closing Date. As an early payoff incentive under the option to purchase in this sub-paragraph, in the event that AERT is able to pay the entire purchase price prior to September 30, 1998, then the Newmans shall allow a discount of $100,000.00 toward the purchase price, effectively reducing the purchase price to $1,700,000 from the original purchase price of $1,800,000. This "early payoff incentive" provisions shall only apply to the option to purchase under this sub-paragraph and not to the early payoff incentives set forth in sub-paragraphs 2(a)(iv) and 2(b)(ii)(A) of this Agreement.

3.   INSURANCE, REAL PROPERTY TAXES, PRORATIONS AND RISK OF LOSS.
----------------------------------------------------------------

     Regardless of whether AERT elects to purchase or sublease the subject property, the following terms shall apply, with the understanding that the respective rights, duties and obligations of the Newmans, National and AERT under this Agreement shall be determined as of 12:01 a.m. on the Closing Date, or Date of the Sublease, whichever is applicable.

     (a) INSURANCE. No insurance policies shall be transferred by National or the Newmans to AERT. AERT shall obtain its own insurance, which shall be effective on or before, and after, the Closing Date, for such coverages and in such amounts as are set forth in the attached Sublease, and the insurance letter ("Exhibit G") to be executed at Closing. National and/or the Newmans shall be entitled to all refunds with respect to cancellation of their respective insurance policies, if any, and AERT shall not be entitled to receive any benefits from any amounts paid to National and/or the Newmans under the terms of such policies if the circumstances from which such payments resulted occurred prior to the Closing Date. The Newmans shall be named as the primary loss payee on the insurance obtained by AERT on the subject property, said insurance which shall be in the minimum amount of $1,500,000.00, or the purchase price of the property, whichever is greater. AERT may, if it so elects, increase the amount of insurance on the subject property in order to cover the replacement cost of any improvements it may make to the subject property. In the event of a loss due to fire, tornado, act of God, etc., the Newmans shall receive the insurance proceeds to the extent set forth above and shall cause the improvements to be reconstructed to the extent of insurance proceeds received. In no event shall the Newmans be required to pay an amount in excess of the insurance proceeds for the re-construction of the improvements on the subject property.

          AERT shall maintain general liability insurance in the amount(s) set forth in the insurance letter attached hereto as "Exhibit G" and made a part hereof.

     (b)  REAL PROPERTY TAXES.

          (i) In the event that AERT purchases the subject property, the real property taxes on the subject shall be prorated between National and/or the Newmans and AERT as of the Closing Date, based upon 1996 tax rates and shall be payable at Closing. In the event that the assessments for taxes for the 1997 tax year increase or decrease, National and/or the Newmans agree that they will settle the difference with AERT to get to the amount actually owed by each party, based on the 1997 tax assessment, when received by the Newmans or AERT. In the event that AERT pays the real property taxes, as opposed to the taxes being paid by National and/or the Newmans, then AERT shall provide proof of payment to the Newmans and National. Either party's failure to remit said sums shall be deemed an event of default.

          (ii) In the event that AERT subleases the subject property from National, then AERT shall remit its portion of prorated taxes to National on or before September 1, 1997 in order for National to timely pay the taxes. In subject years, AERT shall also remit payment for real property taxes to National on or before the 1st day of September of each year in which a sublease or lease is in effect.

     (c) RISK OF LOSS. National shall assume the risk of destruction, loss, or damage to the subject property due to fire or other casualty up to and including the September 1, 1997, or date of the inception of the Sublease, whichever is applicable. If, prior to September 1, 1997, there is destruction, loss or damage due to fire or other casualty of the subject property, the Newmans and/or National shall have the option to terminate this Agreement and, in the event of the exercise of such option, all rights of the parties hereto shall terminate without liability to any party. Upon Closing, AERT assumes the risk of loss on the subject property.

4.   POSSESSION OF THE SUBJECT PROPERTY.
---------------------------------------

     National shall deliver possession of the subject property to AERT on the Closing Date of either the purchase or of the inception of the Sublease. With National's approval, AERT shall have the right to begin moving onto the property and begin limited construction prior to said date while building is being vacated.

5.   REPRESENTATIONS OF THE NEWMANS.
------------------------------------

     The Newmans hereby represent and warrant to AERT that, as of the date of this Agreement and as of the Closing Date, if applicable, that they are the owners of the subject property, subject to a mortgage filed by Springdale Bank & Trust, Springdale, Arkansas, said mortgage serving as security for a loan to the Newmans to finance the subject property.

     REALTORS. National warrants that it has had no dealings with realtors with regard to this transaction other than with Lindsey & Associates and that no commissions will be due to any other realtor. National represents and warrants that if any realtor fees are due to any realtors other than

Lindsey & Associates by virtue of National's actions, then National shall be solely responsible for such realtor fees.

6.   REPRESENTATIONS OF AERT.  AERT hereby represents and warrants to National
-----------------------------
and the Newmans, as of the date of this Agreement and as of the Closing Date, that:

     (a) CORPORATE EXISTENCE. AERT is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is in good standing under the laws of the State of Arkansas.

     (b) CORPORATE AUTHORITY. AERT has taken all appropriate and required corporate action to authorize the consummation of the transaction contemplated by this Agreement, and AERT has full requisite corporate power and authority to sublease and/or purchase the subject property from the Newmans and/or National as herein described, and, further, covenants and agrees to fully perform its obligations to Seller as set forth herein and in the various exhibits hereto.

     (c) REALTORS. AERT warrants that it has had no dealings with realtors with regard to this transaction other than with Lindsey & Associates and that no commissions will be due to any other realtor. AERT represents and warrants that if any realtor fees are due to any realtors other than Lindsey & Associates by virtue of AERT's actions, then AERT shall be solely responsible for such realtor fees.

7.   SURVIVAL AND TERMS OF AGREEMENT.
-------------------------------------

     All agreements, representations, warranties, terms and conditions set forth in this Agreement for Sale of Assets shall survive the execution and delivery of this Agreement and the consummation of the transaction provided for herein.

8.   AMENDMENT.
---------------

     Neither this Agreement nor any term or provision hereof may be changed, modified, waived or discharged, or terminated orally, or in any manner other than by an instrument in writing signed by the party against whom the enforcement of the change, modification, waiver, discharge or termination is sought.

9.   BINDING EFFECT.
--------------------

     This Agreement shall be binding upon and inure to the benefit of the respective parties, and their successors and assigns, corporate representatives and personal guarantors, if applicable, except as otherwise expressly provided herein.

10.  SEVERABILITY.
-----------------

     The provisions of this Agreement shall be deemed to be severable. In the event that any provision of this Agreement shall be invalid, void, or unenforceable, in whole or in part, for any reason, the remaining provisions shall remain in full force and effect.

11.  GOVERNING LAW.
------------------

     This Agreement has been negotiated, executed and delivered in the State of Arkansas, and its validity, interpretation and enforcement shall be governed by the laws of the State of Arkansas and may be brought only in the State of Arkansas.

12.  ATTORNEY'S FEES, ARBITRATION, MEDIATION.
--------------------------------------------

     In the event that there is a breach of this Agreement by either party hereto which is not amicably resolved by and between the parties hereto within ten (10) days of the breach, the parties hereto expressly agree to attempt to resolve said breach by arbitration or mediation prior to exercising their respective remedies in a court of law. In such an arbitration or mediation, the parties shall share equally the costs associated with the arbitrator or mediator, as the case may be. In the event that it becomes necessary for either party to initiate litigation for the purpose of enforcing any of its rights under the provisions of this Agreement or for the purpose of seeking damages for any violations thereof, then, in addition to all other judicial remedies that may be granted, the prevailing party shall be entitled to recover reasonable attorney's fees and all other costs that may be sustained by it in connection with such litigation.

13.  CLOSING.
------------

     (a) DATE AND PLACE.  The Closing Date for the purchase transaction, as
         --------------
         contemplated in paragraph 2(a) above, if applicable, shall be on or before September 1, 1997, (the "Closing" or Closing Date"). The Closing Date for the purchase of the subject property, as contemplated in the Option To Purchase set forth in paragraph 2(b)(ii), shall take place on or before August 30, 2002. The Closing Date for the purchase of the subject property, as contemplated in the "Additional Option To Purchase" set forth in paragraph 2(b)(iv) above, shall be on or before October 1, 1997. The respective rights, duties and obligations of the Newmans, National and AERT hereunder shall be determined as of 12:01 a.m. on the applicable Closing Date. The Closing shall take place at the office of

          Washington County Abstract in Springdale, Washington County, Arkansas, subject to the following requirements of the parties:

     (b) REQUIREMENTS OF THE NEWMANS AT CLOSING. The Newmans shall provide or execute the following items at, or before the Closing of a purchase/ sale transaction:

          (i) a warranty deed from the Newmans to AERT, said warranty deed being subject to the first mortgage lien of the Newmans securing payment of the promissory note, said warranty deed being in substantially the same form as "Exhibit E" attached hereto and made a part hereof;

          (ii) a title insurance commitment for the purchase price of the subject property;

          (iii) a credit against the purchase price for the prorated real property taxes on the subject property, up to and including the closing date;

          (iv)   a Phase I Transaction Screen, if required;

          (v) a Reciprocal Environmental Indemnification Agreement in the form of "Exhibit F" attached hereto and made a part hereof; and

          (vi) a survey of the subject property by a licensed surveyor, with language regarding the 100 year flood plain, showing that the subject property is no longer within the 100 year flood plain.

(b) REQUIREMENTS OF AERT AT CLOSING. AERT shall provide the following items at or before the Closing of a purchase and sale transaction:

     (i) a cashier's check payable to Dwain A. Newman and Glenda R. Newman in the amount of $235,000.00;

     (ii) a promissory note in the principal amount of $1,565,000.00, in the form of "Exhibit C" attached hereto and made a part hereof.

     (iii) a valid, first mortgage in favor of Dwain A. Newman and Glenda R. Newman, husband and wife, in the form attached hereto as "Exhibit D" and made a part hereof;

     (iv) proof of insurance on the subject property in an amount which is satisfactory to the Newmans, and as set forth in the insurance letter which shall be executed by AERT at the Closing, which shall be substantially in the form of "Exhibit G" attached hereto and made a part hereof;

     (v) a Reciprocal Environmental Indemnification Agreement in the form of "Exhibit F" attached hereto and made a part hereof;

     (vi) satisfactory evidence of proper zoning, permits, etc. for the purpose(s) for which AERT will utilize the subject property;

     (vii) mortgagee's title insurance commitment for the benefit of the Newmans in the amount of the promissory note; and

     (viii) a corporate resolution with Certificate of Secretary of AERT stating that AERT has the authority to enter into the obligations described herein and to execute and deliver any and all documents which may be reasonably necessary to carry out the provisions of this Agreement, and that Steve Brooks, Joe Brooks, Doug Brooks and Jake Buskey have the authority to sign on behalf of AERT, such Certificate of Secretary which shall be in the form attached hereto as "EXHIBIT I".

14.  RIGHT OF ENTRY FOR PURPOSES OF INSPECTION.

     The Newmans and/or National shall have the unconditional right to enter into or upon the subject property to inspect the premises for so long as AERT is subleasing the subject property from National, or in the event of a purchase by AERT, for so long as there is a debt owing to the Newmans on the subject property.

15.  MISCELLANEOUS.

     (a) EQUIPMENT STORAGE. The parties hereto further agree that AERT, upon and after the execution of this Agreement, may move a portion of its equipment into the facility located on the subject property for purposes of storage until Closing, that it shall be at the discretion of both Newman and National as to where the equipment shall be located in the facility, so as to not interfere with an equipment and inventory auction which will take place in the month of July, 1997. As a condition to moving any equipment into the facility, AERT must first provide a certificate of insurance covering the equipment to be moved into the facility and any damage caused by the equipment, whether such damage is caused by the moving of the equipment into the facility, or whether by damage due to the equipment being located in the facility.

     (b) CONNECTION OF RAIL SPUR. The parties to this agreement further agree that they will each use their best efforts to have the rail spur adjacent to the facility returned to its original operable condition, at no cost to either party. In the event that the rail spur cannot be returned to its original operable condition at no cost, then the parties hereto agree to share the cost equally.

     (c) PERMITS, ZONING, CITY APPROVAL, ETC. AERT agrees that it will be solely
         ------------------------------------
         responsible for obtaining any and all necessary permits, zoning, city approvals, etc. necessary for AERT to operate their business(es) on the subject property.

     (d) REMOVAL OF CHEMICALS BY NATIONAL. National agrees to remove any and all
         --------------------------------
         chemicals, paints and other sundry items from the subject property on or before the Closing date and shall be responsible for any existing clean up required on the subject property prior to the Closing date.

     (e) ENVIRONMENTAL INDEMNITY. AERT agrees that it will indemnify and hold
         -----------------------
         harmless the Newmans and National for any and all environmental (by EPA standards) contamination which occurs on the subject property during the term of the sublease, and any extensions thereof, or after closing of a purchase transaction, if applicable.

     (f) RESPONSIBILITY FOR SITE IMPROVEMENTS. AERT agrees to be solely
         ------------------------------------
         responsible for obtaining approval of installation of additional site improvements including, but not limited to the security fence discussed above, additional power supply, the erection of adjacent wood storage and storage silos for wood and plastic, and wood and plastic dryers. AERT agrees that, prior to making any alterations to the subject property or the improvements thereon, that AERT must first get approval from the Newmans, such approval which will not be unreasonably withheld, and also from any governmental entities from whom approval is required. AERT agrees that, in the event that any site improvements are made which become part of the structure, then said site improvements shall remain with the subject property in the event that AERT terminates the sublease, fails to purchase the building, or otherwise abandons the premises. If any alterations are made to the subject property and the improvements thereon which are removable by AERT at the end of the Sublease hereunder, AERT shall restore the subject property to its condition prior to the alterations.

16.  ENTIRE AGREEMENT.
---------------------

     This Agreement, together with the exhibits attached hereto, constitutes the entire agreement and understanding of the parties hereto on the subject hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement on this 29th day of July, 1997.

                                     SELLERS, LESSORS, NEWMANS:


                                     /s/ DWAIN A. NEWMAN
                                     -------------------------------------------
                                     DWAIN A. NEWMAN


                                     /s/ GLENDA R. NEWMAN
                                     -------------------------------------------
                                     GLENDA R. NEWMAN


                                     LESSEE/SUBLESSOR
                                     NATIONAL HOME CENTERS, INC.
                                     an Arkansas corporation


                                     By: /s/ BRENT A. HANBY, EXEC. V.P. & C.F.O.
                                         ---------------------------------------
                                             Brent A. Hanby, Exec. V.P. & C.F.O.

ATTEST:

/s/ D.R. STOCKWELL
-----------------------------

                                     PURCHASER/SUBLESSEE:
                                     ADVANCED ENVIRONMENTAL RECYCLING
                                     TECHNOLOGIES, INC., a Delaware corporation


                                     By: /s/ STEVE BROOKS, CEO
                                         ---------------------------------------
                                     Name: Steve Brooks
                                           -------------------------------------
                                     Title: Chief Executive Officer
                                            ------------------------------------

ATTEST:

By: /s/ TERESA BROOKS
    -------------------------
Name: Teresa Brooks
      -----------------------

                                  "EXHIBIT A"
                                  -----------

                               LEGAL DESCRIPTION
                               -----------------


The subject property is situated at 801 N. Jefferson, Springdale, Washington County, Arkansas, more particularly described as follows, to wit:

     Part of the Northeast Quarter of the Northeast Quarter of Section 36, Township 18 North, Range 30 West, and being more particularly described as follows, to wit: Beginning at the Southeast corner of the Northeast Quarter of the Northeast Quarter of said Section and running thence South 89(degrees) 43' 36" West 676.23 feet to the centerline of a drainage ditch; thence along the said centerline North 02(degrees) 47' 52" West 72.21 feet to the centerline of a creek; thence along said centerline of said creek South 81(degrees) 57' 54" West 18.0 feet; thence North 74(degrees) 05' 30" West 41.47 feet; thence North 46(degrees) 47' 58" West 32.83 feet; thence North 87(degrees) 25' 14" West 148.05 feet; thence South 72(degrees) 32' 41" West 72.14 feet; thence leaving said centerline of a creek and running North 385.54 feet; thence North 89(degrees) 43' 35" East 978.12 feet; thence South 475.47 feet to the point of beginning and containing 10.0 acres, more or less, subject to the right of way of Jefferson Street on the West side thereof.